THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 ACT AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT (this “Warrant”)

To Purchase Shares of the Common Stock of

MEMORY PHARMACEUTICALS CORP.

Dated as of June 18, 2007 (the “Effective Date”)

SECTION 1. GRANT OF THE RIGHT TO PURCHASE COMMON STOCK.

For value received, MEMORY PHARMACEUTICALS CORP., a Delaware corporation (the “Company”), hereby grants to Hercules Technology Growth Capital, Inc., a Maryland corporation (together with its successors and permitted transferees, the “Warrantholder”) the right, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, up to 325,521 fully paid and non-assessable shares (the “May Warrant Shares”) of the Common Stock (as defined below), at a price equal to $1.92 per May Warrant Share (the “Exercise Price”). This Warrant is being issued pursuant to the terms of the Second Amendment, of even date herewith, to the Loan and Security Agreement dated March 16, 2007, between the Company and the Warrantholder, as amended on April 4, 2007 (as amended to date, the “Loan Agreement”). The number and Exercise Price of the May Warrant Shares are subject to adjustment as provided in Section 8. As used herein, the following terms shall have the following meanings:

“Act” means the Securities Act of 1933, as amended.

“Business Day” means a day Monday through Friday on which banks are generally open for business in New York City.

“Charter” means the Company’s Certificate of Incorporation, as may be amended from time to time.

“Common Stock” means the Company’s common stock, $0.001 par value per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Merger Event” means a merger or consolidation involving the Company in which the Company is not the surviving entity (other than a merger solely to effect a reincorporation of the Company into another state), or in which the outstanding shares of the Company’s capital stock are otherwise converted into or exchanged for shares of capital stock of another entity and in which the stockholders of the Company immediately prior to such consolidation or merger, will hold less than a majority of the outstanding shares of such other entity immediately after such consolidation or merger.

“Original Warrant” means the warrant dated as of March 16, 2007 issued by the Company to the Warrantholder.

“Purchase Price” means, with respect to any exercise of this Warrant, an amount equal to the Exercise Price as of the relevant time multiplied by the number of shares of Common Stock requested to be exercised under this Warrant pursuant to such exercise.

“Registrable Securities” means the Warrant Shares; provided, however, that the Warrant Shares shall only be treated as Registrable Securities if and only for so long as they (i) have not been disposed of pursuant to a registration statement declared effective by the SEC, (ii) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale or (iii) are held by the Warrantholder or a permitted transferee pursuant to Section 12(i).

“Registration Expenses” means all expenses incurred by the Company in complying with Section 12 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the fees of legal counsel for the Warrantholder).

“Rule 144” means Rule 144 promulgated under the Act, or any successor rule.

“SEC” means the United States Securities and Exchange Commission.

“Selling Expenses” means all selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for the Warrantholder.

“Warrant Shares” means collectively, the May Warrant Shares and the shares of Common Stock issuable upon exercise of the Original Warrant.

“Warrants” means this Warrant and the Original Warrant.

SECTION 2.	TERM OF THE WARRANT.

Except as otherwise provided for herein, the term of this Warrant and the right to purchase Common Stock as granted herein shall commence on the Effective Date and shall end at 11:59 p.m. (New York City time) on March 16, 2012.

SECTION 3. EXERCISE OF THE PURCHASE RIGHTS.

The purchase rights set forth in this Warrant are exercisable by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the “Notice of Exercise”), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the Purchase Price in accordance with the terms set forth below, the Company shall issue to the Warrantholder a certificate for the number of shares of Common Stock purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the “Acknowledgment of Exercise”) indicating the number of shares which remain subject to future purchases, if any. Notwithstanding the foregoing, this Warrant shall not be exercisable during the Trigger Period.

The Purchase Price may be paid at the Warrantholder’s election either (i) by cash, check or wire transfer of immediately available funds, or (ii) by surrender of all or a portion of this Warrant for shares of Common Stock to be exercised under this Warrant and, if applicable, an amended Warrant representing the remaining number of shares purchasable hereunder, as determined below (“Net Issuance”). If the Warrantholder elects the Net Issuance method, the Company will issue Common Stock in accordance with the following formula:

X = Y(A-B)

Where:	X = Y =	A the number of shares of Common Stock to be issued to the Warrantholder. the number of shares of Common Stock requested to be exercised under this Warrant.

A = the fair market value of one (1) share of Common Stock at the time of issuance of such shares of Common Stock.

B = the Exercise Price.

For purposes of the above calculation, current fair market value of Common Stock shall mean with respect to each share of Common Stock:

(i) if the Common Stock is traded on any registered national stock exchange, the average of the closing prices of the Common Stock on such exchange over the five trading days ending on the date of exercise;

(ii) if the Common Stock is traded over-the-counter, but not on a registered national stock exchange, the average of the closing bid prices over the 30-day period ending on the date of exercise; and

(iii) if there is no active public market for the Common Stock, the value thereof, as determined in good faith by the Board of Directors of the Company upon due consideration of the proposed determination thereof by the Warrantholder.

Upon partial exercise, the Company shall promptly issue a new Warrant representing the remaining number of shares purchasable hereunder. All other terms and conditions of such Warrant shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

(b) Exercise Prior to Expiration. To the extent this Warrant is not previously exercised as to all Common Stock subject hereto, and if the fair market value of one share of the Common Stock is greater than the Exercise Price then in effect, this Warrant shall be deemed automatically exercised, with respect to any portion here that is vested and exercisable pursuant to Section 3(a) (even if not surrendered), immediately before its expiration. For purposes of such automatic exercise, the fair market value of one share of the Common Stock upon such expiration shall be determined pursuant to Section 3(a). To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 3(b), the Company agrees to promptly notify the Warrantholder of the number of shares of Common Stock, if any, the Warrantholder is to receive by reason of such automatic exercise.

SECTION 4. RESERVATION OF SHARES.

During the term of this Warrant, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights to purchase Common Stock as provided for herein.

SECTION 5. NO FRACTIONAL SHARES OR SCRIP.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

SECTION 6. NO RIGHTS AS STOCKHOLDER.

This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the exercise of this Warrant.

SECTION 7. WARRANTHOLDER REGISTRY.

The Company shall maintain a registry showing the name and address of the registered holder of this Warrant. The Warrantholder’s initial address, for purposes of such registry, is set forth below the Warrantholder’s signature on this Warrant. The Warrantholder may change such address by giving written notice of such changed address to the Company.

SECTION 8. ADJUSTMENT RIGHTS.

The Exercise Price and the number of shares of Common Stock purchasable hereunder are subject to adjustment, as follows:

(a) Merger Event. If at any time there shall be Merger Event, then, as a part of such Merger Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of Common Stock or other securities or property of the successor corporation resulting from such Merger Event that would have been issuable if Warrantholder had exercised this Warrant immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Warrantholder after the Merger Event to the end that the provisions of this Warrant (including adjustments of the Exercise Price and number of shares of Common Stock purchasable) shall be applicable in their entirety, and to the greatest extent possible. Without limiting the foregoing, in connection with any Merger Event, upon the closing thereof, the successor or surviving entity shall assume the obligations of the Company under this Warrant. In connection with a Merger Event and upon Warrantholder’s written election to the Company, the Company shall cause this Warrant to be exchanged for the consideration that Warrantholder would have received if Warrantholder chose to exercise its right to have shares issued pursuant to the Net Issuance provisions of this Warrant without actually exercising such right, acquiring such shares and exchanging such shares for such consideration.

(b) Reclassification of Shares. Except as set forth in Section 8(a), if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes (other than a change in par value or from par value to no par value or no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such combination, reclassification, exchange, subdivision or other change.

(c) Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Common Stock, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased, and the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately increased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased, and the number of shares of Common Stock issuable upon the exercise of this Warrant shall be proportionately decreased.

(d) Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to the Common Stock payable in Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

(e) Notice of Certain Events. If: (i) the Company shall declare any dividend or distribution upon its stock, whether in stock, cash, property or other securities (assuming Warrantholder consents to a dividend involving cash, property or other securities); (ii) the Company shall offer for subscription pro rata to the holders of its Common any additional shares of stock of any class or other rights; (iii) there shall be any Merger Event; (iv) the Company shall sell, lease, license or otherwise transfer all or substantially all of its assets; or (v) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Warrantholder: (A) at least ten (10) days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; and (B) in the case of any such Merger Event, sale, lease, license or other transfer of all or substantially all assets, dissolution, liquidation or winding up, at least ten (10) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up).

Each such written notice shall set forth, in reasonable detail, (i) the event requiring the notice, and (ii) if any adjustment is required to be made, (A) the amount of such adjustment, (B) the method by which such adjustment was calculated, (C) the adjusted Exercise Price (if the Exercise Price has been adjusted), and (D) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, or by reputable overnight courier with all charges prepaid, addressed to the Warrantholder at the address for Warrantholder set forth in the registry referred to in Section 7.

(f) Timely Notice. Failure to timely provide such notice required by subsection (f) above shall entitle Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Warrantholder. For purposes of this subsection (g), and notwithstanding anything to the contrary in Section 13(g), the notice period shall begin on the date Warrantholder actually receives a written notice containing all the information required to be provided in such subsection (f).

SECTION 9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

(a) Reservation of Common Stock. The May Warrant Shares have been duly and validly reserved and, when issued in accordance with the provisions of this Warrant, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided that the Common Stock issuable pursuant to this Warrant may be subject to restrictions on transfer under state and/or federal securities laws. The Company has made available to the Warrantholder true, correct and complete copies of its Charter and current bylaws. The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock; provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer and the issuance and delivery of any certificate in a name other than that of the Warrantholder.

(b) Due Authority. The execution, delivery and issuance by the Company of this Warrant and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the May Warrant Shares, have been duly authorized by all necessary corporate action on the part of the Company. This Warrant constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other laws affecting the enforcement of creditors’ rights in general, and except that the enforceability of this Warrant is subject to general principles of equity.

(c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant, except for the filing of notices pursuant to Regulation D under the Act, and any filing required by applicable state securities law and any required filings or notifications regarding the issuance or listing of additional shares with the Nasdaq Stock Market LLC.

(d) Exempt Transaction. Subject to the accuracy of the Warrantholder’s representations in Section 10, the issuance of the Common Stock upon exercise of this Warrant will constitute a transaction exempt from (i) the registration requirements of Section 5 of the Act and (ii) the qualification requirements of the applicable state securities laws.

(e) Compliance with Rule 144. If the Warrantholder proposes to sell Common Stock issuable upon the exercise of this Warrant and in compliance with Rule 144, then, upon Warrantholder’s written request to the Company, the Company shall furnish to the Warrantholder, within ten days after receipt of such request, a written statement confirming the Company’s compliance with the filing requirements of the SEC as set forth in such Rule, as such Rule may be amended from time to time.

SECTION 10. REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.

This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

(a) Investment Purpose. The right to acquire Common Stock or the Common Stock issuable upon exercise of the Warrantholder’s rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration statement under the Act or an exemption from the registration requirements of the Act.

(b) Private Issue. The Warrantholder understands (i) that the Common Stock issuable upon exercise of this Warrant is not registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 10.

(c) Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(d) Restrictions on Transfer. The Warrantholder understands that, except as set forth in Section 12, the Warrants and the Warrant Shares have not been and are not being registered under the Act or any applicable state securities laws and, consequently, the Warrantholder may have to bear the risk of owning the Warrants and the Warrant Shares for an indefinite period of time. The Warrantholder also understands that any sale of (A) the Warrants or (B) the Warrant Shares that might be made by it in reliance upon Rule 144 may be made only in accordance with the terms and conditions of that Rule.

(e) Legends. The Warrantholder understands and agrees that all certificates evidencing the May Warrant Shares to be issued to the Warrantholder may bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT SUCH OPINION IS REQUIRED PURSUANT TO THE WARRANT UNDER WHICH THE SECURITIES WERE ISSUED.

(f) Accredited Investor. Warrantholder is an “accredited investor” within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

SECTION 11. TRANSFERS.

The Warrantholder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) this Warrant or the May Warrant Shares except in accordance with the Act. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes) upon surrender of this Warrant properly endorsed. Notwithstanding the foregoing, neither this Warrant nor the May Warrant Shares may be transferred unless (i) the resale of such securities is registered pursuant to an effective registration statement under the Act or (ii) this Warrant or the May Warrant Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration. The transfer of this Warrant shall be recorded on the books of the Company upon delivery by the Warrantholder to the Company of a notice of transfer in the form attached hereto as Exhibit III (the “Transfer Notice”) at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. Until the Company receives such Transfer Notice and payment, if required, the Company may treat the registered owner hereof as the owner for all purposes.

SECTION 12. REGISTRATION RIGHTS

(a) Filing of Registration Statement. As soon as reasonably practicable, but in no event later than 90 days after the Effective Date (such date of filing is referred to as the “Filing Date”), the Company shall file a registration statement covering the resale of the Registrable Securities on a registration statement (the “Registration Statement”) with the SEC and effect the registration, qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications or exemptions under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) as promptly as possible after the filing thereof, but in any event prior to the date that is 180 days after the Effective Date. The Registration Statement will be on Form S-3; provided that if Form S-3 is not available for use by the Company on the Filing Date, then the Registration Statement will be on such form as is then available.

(b) Expenses. All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to this Section 12 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of the Warrantholder shall be borne by the Warrantholder.

(c) Registration Defaults. The Company further agrees that, in the event that the Registration Statement (i) has not been filed with the SEC within 90 days after the Effective Date, (ii) has not been declared effective by the SEC within 180 days after the Effective Date, or (iii) after the Registration Statement is declared effective by the SEC, is suspended by the Company or ceases to remain continuously effective as to all Registrable Securities for which it is required to be effective, other than, in each case, within the time period(s) permitted by Section 12(g)(ii) (each such event referred to in clauses (i), (ii) and (iii), (a “Registration Default”)), for any thirty-day period (a “Penalty Period”) during which the Registration Default remains uncured (which initial thirty-day period shall commence on the fifth Business Day after the date of such Registration Default if such Registration Default has not been cured by such date), the Company shall pay to the Warrantholder an amount equal to one percent (1%) of the aggregate Purchase Price due and payable upon full exercise of the Warrants (the “Aggregate Exercise Price”) for each Penalty Period during which the Registration Default remains uncured; provided, however, that if the Warrantholder fails to provide the Company with any information that is required to be provided in the Registration Statement with respect to the Warrantholder as set forth herein, then the commencement of the Penalty Period described above shall be extended until five Business Days following the date of receipt by the Company of such required information; provided further, that the amount payable to the Warrantholder hereunder for any partial Penalty Period shall be prorated for the number of actual days during such Penalty Period during which a Registration Default remains uncured; and provided further, that in no event shall the Company be required to pay to the Warrantholder pursuant to this Section 12(c) an aggregate amount that exceeds 10% of the Aggregate Exercise Price. The Company shall deliver said cash payment to the Warrantholder by the fifth Business Day after the end of such Penalty Period. If the Company fails to pay said cash payment to the Warrantholder in full by the fifth Business Day after the end of such Penalty Period, the Company will pay interest thereon at a rate of 10% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Warrantholder, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

(d) Registration Period Covenants. In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Warrant, the Company shall, upon reasonable request, inform the Warrantholder as to the status of such registration, qualification, exemption and compliance. At its expense, during the Registration Period, the Company shall:

(i) except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of the Registration Statement under Section 12(g)(ii), use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws that the Company determines to obtain, continuously effective with respect to the Warrantholder, and to keep such Registration Statement free of any material misstatements or omissions, until the earlier of the following: (i) the second anniversary of the Effective Date and (ii) the date all Warrant Shares may be sold under Rule 144 during any 90 day period. The period of time during which the Company is required hereunder to keep the Registration Statement effective is referred to herein as the “Registration Period;”

(ii) advise the Holders:

(A) within two Business Days when the Registration Statement or any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

(B) within five Business Days of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

(C) within five Business Days of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

(D) within five Business Days of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(E) within five Business Days of the occurrence of any event that requires the making of any changes in the Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading;

(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) promptly deliver to the Warrantholder, without charge, as many copies of the prospectus included in such Registration Statement and any amendment or supplement thereto as the Warrantholder may reasonably request in writing; and the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by the Warrantholder of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto;

(v) if the Warrantholder so requests in writing, deliver to the Warrantholder, without charge, (i) one copy of the following documents, other than those documents available via EDGAR: (A) its annual report to its stockholders, if any (which annual report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by a firm of certified public accountants of recognized standing), (B) if not included in substance in its annual report to stockholders, its annual report on Form 10-K (or similar form), (C) its definitive proxy statement with respect to its annual meeting of stockholders, (D) each of its quarterly reports to its stockholders, and, if not included in substance in its quarterly reports to stockholders, its quarterly report on Form 10-Q (or similar form), and (E) a copy of the full Registration Statement (the foregoing, in each case, excluding exhibits); and (ii) if explicitly requested, all exhibits excluded by the parenthetical to the immediately preceding clause (E);

(vi) prior to any public offering of Registrable Securities pursuant to any Registration Statement, promptly take such actions as may be necessary to register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such United States jurisdictions as any such Holders reasonably request in writing, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Registration Statement;

(vii) upon the occurrence of any event contemplated by Section 12(d)(ii)(E) above, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of the Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(viii) otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC that could affect the sale of the Registrable Securities;

(ix) use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which equity securities issued by the Company have been listed;

(x) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and to enable the Holders to sell Registrable Securities under Rule 144;

(xi) provide to the Warrantholder and its representatives, if requested, the opportunity to conduct a reasonable inquiry of the Company’s financial and other records during normal business hours and make available on reasonable prior notice and during normal business hours its officers, directors and employees for questions regarding information that the Warrantholder may reasonably request in order to fulfill any due diligence obligation on its part; and

(xii) permit a single counsel for the Warrantholder to review the Registration Statement and all amendments and supplements thereto, at least two Business Days prior to the filing thereof with the SEC;

provided that, in the case of clauses (xi) and (xii) above, the Company shall not be required (A) to delay the filing of the Registration Statement or any amendment or supplement thereto as a result of any ongoing diligence inquiry by or on behalf of the Warrantholder or to receive any comments to the Registration Statement or any amendment or supplement thereto by or on behalf of the Warrantholder if such inquiry or comments would require or result in a delay in the filing of such Registration Statement, amendment or supplement, as the case may be, or (B) to provide, and shall not provide, the Warrantholder or its representatives with material, non-public information unless the Warrantholder agrees to receive such information and enters into a written confidentiality agreement with the Company in a form reasonably acceptable to the Company.

(e) Certain Limitations. The Warrantholder shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 12 hereof as a result of any controversy that may arise with respect to the interpretation or implementation of the Warrants.

(f) Indemnity. (i) To the extent permitted by law, the Company shall indemnify the Warrantholder and each person controlling the Warrantholder within the meaning of Section 15 of the Act, with respect to which any registration that has been effected pursuant to this Section 12, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 12(f)(iii) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, prospectus, any amendment or supplement thereof, or other document incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, or any violation by the Company of any rule or regulation promulgated by the Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Warrantholder and each person controlling the Warrantholder, for reasonable legal and other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Warrantholder for use in preparation of such Registration Statement, prospectus, amendment or supplement; provided further that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of the Warrantholder to comply with the covenants and agreements contained in this Warrant respecting sales of Registrable Securities, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the Registration Statement becomes effective or in the amended prospectus filed with the SEC pursuant to Rule 424(b) or in the prospectus subject to completion under Rule 434 of the Act, which together meet the requirements of Section 10(a) of the Act (the “Final Prospectus”), such indemnity shall not inure to the benefit of the Warrantholder or any such controlling person, if a copy of the Final Prospectus furnished by the Company to the Warrantholder for delivery was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Act and the Final Prospectus would have cured the defect giving rise to such loss, liability, claim or damage.

(ii) The Warrantholder will severally, and not jointly, indemnify the Company, each of its directors and officers, and each person who controls the Company within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 12(f)(iii) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, prospectus, or any amendment or supplement thereof, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, such directors and officers, and each person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Warrantholder for use in preparation of the Registration Statement, prospectus, amendment or supplement; provided that the indemnity shall not apply to the extent that such claim, loss, damage or liability results from the fact that a current copy of the prospectus was not made available to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Act and the Final Prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the foregoing, the Warrantholder’s aggregate liability pursuant to this subsection (b) shall be limited to the net amount received by the Warrantholder from the sale of the Registrable Securities giving rise to such claims, losses, damages and liabilities (and actions in respect thereof).

(iii) Each party entitled to indemnification under this Section 12(f) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense; provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Warrant, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No Indemnifying Party, in its defense of any such claim or litigation, shall, except with the consent (such consent not to be unreasonably withheld or delayed) of the Indemnified Party consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(iv) If the indemnification provided for in this Section 12(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the Warrantholder’s aggregate liability pursuant to this subsection (iv) shall be limited to the net amount received by the Warrantholder from the sale of Registrable Securities giving rise to such loss, liability, claim, damage or expense (or actions in respect thereof) less all other amounts paid as damages in respect thereto.

(g) Additional Covenants and Agreements of the Warrantholder. (i) The Warrantholder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Warrantholder, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, the Warrantholder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by Section 12(a) until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, the Warrantholder shall deliver to the Company all copies, other than permanent file copies then in the Warrantholder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(ii) The Warrantholder shall suspend, upon request of the Company, any disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by Section 12(a) during no more than 90 calendar days (which need not be consecutive days) during any 12-month period to the extent that the Board of Directors of the Company determines in good faith that the sale of Registrable Securities under the Registration Statement would be reasonably likely to cause a violation of the Act or Exchange Act.

(iii) As a condition to the inclusion of its Registrable Securities, the Warrantholder shall furnish to the Company such information regarding the Warrantholder and the distribution proposed by the Warrantholder as the Company may reasonably request in writing, including completing a Registration Statement questionnaire in the form provided by the Company, or as shall be required in connection with any registration referred to in this Section 12.

(iv) The Warrantholder hereby covenants with the Company (A) not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Act to be satisfied, and (B) if such Registrable Securities are to be sold by any method or in any transaction other than on a national securities exchange, Nasdaq or in the over-the-counter market, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least five Business Days prior to the date on which the Warrantholder first offers to sell any such Registrable Securities.

(v) The Warrantholder acknowledges and agrees that the Registrable Securities sold pursuant to the Registration Statement are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Registrable Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (A) the Registrable Securities have been sold in accordance with such Registration Statement and (B) the requirement of delivering a current prospectus has been satisfied.

(vi) The Warrantholder agrees not to take any action with respect to any distribution deemed to be made pursuant to such Registration Statement that would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

(vii) At the end of the Registration Period, the Holders shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

(h) Additional Covenants and Agreements of the Company. With a view to making available to the Warrantholder the benefits of certain rules and regulations of the SEC that at any time permit the sale of the Registrable Securities to the public without registration, so long as the Warrantholder still own Registrable Securities, the Company shall use its reasonable best efforts to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

(ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(iii) so long as the Warrantholder owns any Registrable Securities, furnish to the Warrantholder, upon any reasonable request, a written statement by the Company as to its compliance with Rule 144 and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as the Warrantholder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Warrantholder to sell any such securities without registration.

(i) Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities granted to the Warrantholder by the Company under Section 12(a) may be assigned by the Warrantholder in connection with a transfer by the Warrantholder to a single transferee of the Warrants and all Registrable Securities, provided, however, that (i) such transfer complies with all applicable securities laws and with the terms and provisions of Section 11 of each of the Warrants; (ii) the Warrantholder gives prior written notice to the Company; and (iii) such transferee agrees in writing to comply with the terms and provisions of each of the Warrants, and has provided the Company with a completed registration statement questionnaire in such form as is reasonably requested by the Company. Except as specifically permitted by this Section 12(i), the rights of the Warrantholder with respect to Registrable Securities as set out herein shall not be transferable to any other person.

(j) Waiver of Registration Rights. The rights of the Warrantholder under any provision of this Section 12 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended by an instrument in writing signed by the Warrantholders holding not less than a majority of the Registrable Securities; provided, however, that no consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Section 12 unless the same consideration also is offered to all holders of Registrable Securities.

SECTION 13. MISCELLANEOUS.

(a) Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Warrantholder will not have an adequate remedy at law and where damages will not be readily ascertainable. The Company expressly agrees that it shall not oppose an application by the Warrantholder or any other person entitled to the benefit of this Warrant requiring specific performance of any or all provisions hereof or enjoining the Company from continuing to commit any such breach of this Warrant.

(b) No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

(c) Severability. In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

(d) Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, or other communication that is required, contemplated, or permitted under this Warrant or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly given, delivered, and received upon the earlier of: (i) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as set forth on the signature page to this Warrant or to such other address as each party may designate for itself by like notice.

(e) Entire Agreement; Amendments. This Warrant constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes and replaces in its entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof. None of the terms of this Warrant may be amended except by an instrument executed by each of the parties hereto.

(f) Headings. The various headings in this Warrant are inserted for convenience only and shall not affect the meaning or interpretation of this Warrant or any provisions hereof.

(g) Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed (or had an opportunity to discuss) with its counsel this Warrant and, specifically, the provisions of Sections 13(j), 13(k) and 13(l).

(h) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Warrant. In the event an ambiguity or question of intent or interpretation arises, this Warrant shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Warrant.

(i) No Waiver. No omission or delay by any party to this Warrant at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by such other party, shall be a waiver of any such right or remedy to which such party is entitled, nor shall it in any way affect the right of such party to enforce such provisions thereafter.

(j) Survival. All agreements, representations and warranties contained in this Warrant shall be for the benefit of the Warrantholder and shall survive the execution and delivery of this Warrant.

(k) Governing Law. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(l) Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Warrant may be brought in any state or federal court of competent jurisdiction located in Santa Clara County, California. By execution and delivery of this Warrant, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in Santa Clara County, California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Warrant.

(m) Mutual Waiver of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply, the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE COMPANY AND WARRANTHOLDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE COMPANY AGAINST WARRANTHOLDER OR ITS ASSIGNEE OR BY WARRANTHOLDER OR ITS ASSIGNEE AGAINST THE COMPANY. This waiver extends to all such Claims, including Claims that involve Persons other than Borrower and Lender; Claims that arise out of or are in any way connected to the relationship between the Company and Warrantholder; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Warrant.

(n) Counterparts. This Warrant and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be executed by its officers thereunto duly authorized as of the Effective Date.

COMPANY:	MEMORY PHARMACEUTICALS CORP.
By: /s/ James R. Sulat
Name: James R. Sulat
Title: President and Chief Executive Officer
Notice Address:	Memory Pharmaceuticals Corp.
Attn: Mike Smith
100 Philips Parkway
Montvale, New Jersey 07645
Facsimile: (201) 802-7190
with a copy to:
Memory Pharmaceuticals Corp.
Attn: Jzaneen Lalani, Esq.
100 Philips Parkway
Montvale, New Jersey 07645
Facsimile: (201) 802-7190
WARRANTHOLDER:	HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
By: /s/ Scott Harvey
Name: Scott Harvey
Title: Chief Legal Officer
Notice Address:	Hercules Technology Growth Capital, Inc..
Attn: Manuel Henriquez and Parag Shah
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Facsimile: 650-473-9194

EXHIBIT I

NOTICE OF EXERCISE

To: [     ]

(1)	The undersigned Warrantholder hereby elects to purchase [ ] shares of the Common Stock of MEMORY PHARMACEUTICALS CORP., pursuant to the terms of the Warrant dated June [ ], 2007 (the “Warrant”) between Memory Pharmaceuticals Corp. and the Warrantholder, and [if CASH PAYMENT, insert: tenders herewith payment of the Purchase Price in full, together with all applicable transfer taxes, if any.] [if NET ISSUANCE, insert: elects pursuant to Section 3(a) of the Warrant to effect a Net Issuance.]

(2)	Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.

(Name)

(Address)

(3)	The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144; and (v) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or such registration is not required.

WARRANTHOLDER:	HERCULES TECHNOLOGY GROWTH CAPITAL, INC. By:

Name: Scott Harvey Title: Chief Legal Officer Date:

EXHIBIT II

ACKNOWLEDGMENT OF EXERCISE

The undersigned [     ], hereby acknowledge receipt of the “Notice of Exercise” from Hercules Technology Growth Capital, Inc., to purchase [     ] shares of the Common Stock of Memory Pharmaceuticals Corp., pursuant to the terms of the Warrant, and further acknowledges that [     ] shares remain subject to purchase under the terms of the Warrant.

COMPANY:	MEMORY PHARMACEUTICALS CORP.
By:

Title:

Date:

EXHIBIT III

TRANSFER NOTICE

(To transfer or assign the foregoing Warrant execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby transferred and assigned to

      (the “Transferee”)
(Please Print)

whose address is

Dated:

Warrantholder’s Signature:

Warrantholder’s Address:

Signature Guaranteed:

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

The Transferee hereby acknowledges and agrees that it is subject to the terms and conditions of the Warrant to the same extent as if the Transferee were the original Warrantholder thereunder. The Transferee hereby represents and Warrants to the Company that each of the representations and warranties set forth in Section 10 of the Warrant are true and correct in all respects as if made by the Transferee on the date hereof. The Transferee further agrees to comply with the terms and provisions of the Warrant and agrees that it shall provide Memory Pharmaceuticals Corp. (the “Company”) with a completed registration statement questionnaire in such form as is reasonably requested by the Company.

Name of Transferee:

Signature: